EXHIBIT 99.1

For Immediate Release:

Contact: Warren R. Wilkinson
Republic Airways Holdings
Tel. (317) 484- 6042

Republic Airways Holdings Announces Agreement with
US Airways for the Commitment to Affirm Chautauqua Airlines Jet Service Agreement

Deal Includes Potential New Jet Service Agreement for the Operation
of Embraer 170 and 190 Aircraft, a Conditional Equity Commitment for $125 Million and up to $110 Million in Asset Related Financing

Indianapolis, Indiana, (March 14, 2005) - Republic Airways Holdings Inc. (NASDAQ/NM: RJET), announced today that along with its majority shareholder Wexford Capital LLC, it has reached agreement with US Airways Group, Inc. on an omnibus agreement which includes provisions for the affirmation of an amended Chautauqua Airlines Jet Service Agreement (JSA); a potential new jet service agreement with a Republic subsidiary for the operation of Embraer 170 and 190 aircraft; a conditional $125 million dollar equity commitment and up to $110 million in asset related financing.

Terms of the agreement are being filed by US Airways Group, Inc. with the U.S. Bankruptcy Court for the Eastern District of Virginia in Alexandria, and US Airways will seek the court’s approval at the next monthly omnibus hearing scheduled for its case, which is set for Thursday, March 31 at 9:30 a.m.

The omnibus agreement contains several provisions including:

·
The amendment of the existing Chautauqua JSA, including: a reduction in compensation of approximately 3% on the existing 35 ERJ-145 fleet effective upon court approval of the agreement; a one-time option for US Airways to remove 5 ERJ-145 aircraft from the existing Chautauqua JSA; under certain specific conditions, a one time right to remove an additional 10 ERJ-145 aircraft from the existing Chautauqua JSA; and a term extension of one year, from March 2012 to March 2013.

·
Prior to the effective date of US Airways’ plan of reorganization, but no later than December 31, 2005, US Airways may exercise its option to obtain approximately $110 million through the sale and financing of certain assets including ten EMB-170 aircraft currently owned by US Airways and three EMB-170 aircraft currently committed for delivery to US Airways, other EMB-170 related assets and a sale/leaseback financing of 113 commuter slots at Washington Reagan National Airport and 24 commuter slots at New York LaGuardia Airport. In addition US Airways will assign to Republic the leases for an additional 15 EMB-170 aircraft. Republic would also work with US Airways to locate an Embraer heavy maintenance facility at an agreed upon location within the US Airways network. Republic would enter into a regional jet service agreement that would continue the operation of the EMB-170 aircraft as US Airways Express. At any time during the term of the slot sale/leaseback agreement, US Airways will have the right to repurchase the LaGuardia and Washington slots at a predetermined price after US Airways emerges from Chapter 11 bankruptcy protection.

·
A conditional commitment from Republic Airways Holdings and/or Wexford Capital LLC to invest $125 million in new equity upon US Airways’ emergence from Chapter 11. The proposed $125 million equity investment is subject to a number of conditions, including US Airways securing at least $350 million in new cash investment (including the $125 million from Republic/Wexford and the $125 million previously secured from Eastshore Aviation, LLC) and Republic’s right to approve US Airways’ business plan.

·
After the effective date of US Airways’ Chapter 11 plan of reorganization, in the event that US Airways has not exercised the slots sale/leaseback option, Republic will have an option to purchase/assume leases of all 28 EMB-170 aircraft and to fly them as US Airways Express.

·
In the event that US Airways draws down the equity commitment, Republic, at the request of US Airways, may purchase, finance and operate as US Airways Express an additional 22 Embraer 170 and 190 aircraft.

“Republic and our majority shareholder Wexford Capital are pleased to support US Airways in their restructuring efforts. The affirmation of our amended Chautauqua Airlines jet service agreement along with the potential development of a new jet service agreement to operate Embraer 170 and 190 aircraft under the US Airways Express brand is a very positive development for our employees and shareholders," said Bryan Bedford, chairman president and CEO of Republic Airways Holdings.

“We are very pleased to have secured the support of a second, well-regarded investor and airline partner to help us build and finance our plan of reorganization,” said Bruce R. Lakefield, US Airways president and chief executive officer. “The Republic management team has a proven track record and we look forward to an expanded relationship.”

Republic Airways Holdings, based in Indianapolis, Indiana is an airline holding company that operates Chautauqua Airlines, Inc. and Republic Airlines Inc. Its principal operating subsidiary, Chautauqua Airlines offers scheduled passenger service on more than 700 flights daily to 76 cities in 32 states, Canada and the Bahamas through code sharing agreements with four major U.S. airlines. All of its flights are operated under its major airline partner brand, such as AmericanConnection, Delta Connection, United Express and US Airways Express. The airline employs more than 2,600 aviation professionals.

Additional Information
In addition to historical information, this release contains forward-looking statements. Republic Airways may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Republic Airways’ beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should," "likely" and similar expressions identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Republic Airways as of such date. Republic Airways assumes no obligation to update any forward-looking statement. Actual results may vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others, that: Republic Airways is dependent on its code-share relationships with its major partners; US Airways has filed for bankruptcy and they may reject or modify our contract with them in which event our results of operations could be materially adversely affected; terrorist attacks have harmed Republic Airways’ business in the past and may harm its business in the future; Republic Airways’ code-share agreements with United and/or US Airways will be terminated if United and/or US Airways does not emerge from bankruptcy; One or more of Republic Airways’ other code share partners may file a bankruptcy petition; Republic Airline, a wholly owned subsidiary, requires an operating certificate before it can commence flying operations; if the financial strength of any of Republic Airways’ code-share partners decreases, Republic Airways’ financial strength is at risk; Republic Airways’ code-share partners may expand their direct operation of regional jets thus limiting the expansion of Republic Airways’ relationship with them; any labor disruption or labor strikes would adversely affect Republic Airways’ ability to conduct its business; Republic Airways’ current growth plans may be materially affected by substantial risks, some of which are outside of Republic Airways’ control; Republic Airways’ code-share partners may be restricted in increasing the level of business that they conduct with Republic Airways, thereby limiting its growth; Republic Airways’ fleet expansion program will require a significant increase in Republic Airways’ leverage and the financing it requires may not be available on favorable terms or at all; Republic Airways depends on Embraer to supply Republic Airways with the aircraft it requires to expand; reduced utilization levels of Republic Airways’ aircraft under the fixed-fee agreements would adversely impact its revenues and earnings; increases in Republic Airways’ labor costs, which constitute a substantial portion of Republic Airways’ total operating costs, will directly impact Republic Airways’ earnings; Republic Airways’ business could be harmed if Republic Airways loses the services of its key personnel; Republic Airways may experience difficulty finding, training and retaining employees; Republic Airways flies and depends upon Embraer regional jets and Republic Airways’ business is at risk if it does not receive timely deliveries of aircraft or if the public negatively perceives Republic Airways’ aircraft; Republic Airways is at risk of losses stemming from an accident involving any of its aircraft; Republic Airways will be controlled by Wexford Capital as long as they own or control a majority of its common stock, and they may make decisions with which other stockholders disagree; Republic Airways may have conflicts of interest with Wexford Capital, and because of their controlling ownership, Republic Airways may not be able to resolve these conflicts on an arm’s length basis; the airline industry has been subject to a number of strikes which could affect Republic Airways’ business; the airline industry is highly competitive; airlines are often affected by certain factors beyond their control, including weather conditions which can affect their operations; the airline industry has recently gone through a period of consolidation and transition; consequently, Republic Airways has fewer potential partners; and the airline industry is heavily regulated.